Exhibit 10.1

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), is entered into as of October 25, 2021, by and between Rare Element Resources, Inc., a Wyoming corporation (“Seller”), and Whitelaw Creek, LLC, a Wyoming limited liability company (“Buyer”).  Seller and Buyer may be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

A.Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of October 20, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”), pursuant to which Seller sold to Buyer on October 26, 2016 (the “Closing Date”) that certain real property located in Crook County, Wyoming, as more particularly described in Exhibit A to the Agreement (the “Property”).

B.The Agreement provides, among other things, that Seller has a right to repurchase the Property, subject to certain conditions.

C.The Parties desire to amend certain terms of the Agreement in accordance with Section 10.3 of the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.1Definitions.  Capitalized terms used herein but not defined herein shall have the meanings as given them in the Agreement, unless the context otherwise requires.
1.2Amendments to the Agreement.  The Parties hereby amend the Agreement as follows:
(a)Section 2.3(b) of the Agreement is hereby amended and restated in its entirety to the following:

“(a)Repurchase Term.  The Repurchase Option shall terminate on the earlier of (i) November 2, 2021, October 26, 2022 or October 26, 2023 if Seller has not paid to Buyer an amount in cash equal to $25,000 by each such date (each, a “Repurchase Option Extension Fee”); (ii) the date on which Seller provides written notice to Buyer of Seller’s intention not to exercise the Repurchase Option; or (iii) October 26, 2024.  Such period of time beginning on the Closing Date and ending on the earlier of (i) the date the Repurchase Option is exercised or (ii) the termination of the Repurchase Option is referred to hereinafter as the “Repurchase Term.”  If Seller has paid one or more Repurchase Option Extension Fees and Seller later exercises the Repurchase Option in accordance with the terms of this Agreement, such Repurchase Option Extension Fee(s) shall be credited toward Seller’s payment of the Repurchase Price (as defined below).”

(b)Section 2.3(b) of the Agreement is hereby amended and restated in its entirety to the following:

“(b)Repurchase Price.  In the event Seller elects to exercise the Repurchase Option, Seller shall pay to Buyer an amount equal to the then-current appraised value of the Property, as determined by a real estate appraiser to be selected by mutual agreement of the Parties, in order to repurchase the Property (the “Repurchase Price”); provided that in no event shall the Repurchase Price be less than $1,200,000 or greater than $1,850,000.  Any appraisal of the Property for purposes of determining the Repurchase Price must be completed within 60 days following the Election Date (as defined below).”

(c)The second sentence of Section 2.3(c) of the Agreement is hereby amended by replacing “30 days” with “70 days.”
(d)The first sentence of Section 9.6 of the Agreement is hereby amended to read as follows:

“With the exception of (a) the representations and warranties set forth in Sections 4.1–4.4, 4.7, 5.1–5.4 and 5.6, which shall survive indefinitely, and (b) the representations and warranties set forth in Section 5.7, which shall be true and correct as of the date of the closing of the Repurchase Option if Buyer elects to receive all or a portion of the Repurchase Price with Common Shares, the representations and warranties of the Parties in Article 4 and Article 5 shall terminate on the first anniversary of the Closing Date.”

(e)Section 9.7 of the Agreement is hereby amended by adding the following sentence at the end of Section 9.7:

“Notwithstanding the foregoing, with respect to a failure by Buyer to comply with any of the provisions of Section 2.3 upon Seller’s exercise of the Repurchase Option, Seller shall have the right of specific performance, as well as all other legal and equitable remedies to which Seller is entitled in connection therewith.”

1.3Representations and Warranties.  Each Party hereby represents and warrants to the other Party that:
(a)It has all requisite power and authority to execute and deliver this Amendment, an Amendment and Notice of Amendment to Repurchase Option regarding the amendment of the repurchase option terms for recording in Crook County, substantially in the form attached hereto as Exhibit A (the “Amendment Notice”), and the other agreements and instruments to be executed and delivered by it pursuant to this Amendment (collectively, the “Amendment Ancillary Documents”) and to consummate the transactions contemplated hereby and thereby.

(b)The execution, delivery and performance of this Amendment and the Amendment Ancillary Documents have been duly authorized by all necessary action on the part of such Party.  This Amendment has been duly and validly executed and delivered by such Party and constitutes, and the Amendment Ancillary Documents upon their execution and delivery by such Party constitutes (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other Party thereto), legal, valid and binding agreements of such Party, enforceable against such Party, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles generally.
1.4Additional Representations, Warranties and Covenants of Buyer.  Buyer represents and warrants that during the period from the Closing Date through the date of this Agreement, Buyer has not (a) created or allowed for the creation any liens or encumbrances on the Property or (b) granted to any third party any right or interest or the right to acquire any right or interest in the Property.  Buyer shall not create or allow for the creation of any liens or encumbrances or grant any third party any such rights during the Repurchase Term.
1.5Covenants.  Buyer shall promptly record and pay all recording fees associated with the delivery and recording of the Amendment Notice in Crook County, substantially in the form attached hereto as Exhibit A.
1.6Confirmation of the Agreement.  Other than as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms, including with respect to the valuation of the Common Shares for purposes of payment of the Repurchase Price as set forth in Section 2.3(c) of the Agreement (it being understood, for the avoidance of doubt, that such valuation shall be based on the 10-day volume-weighted average closing price of such shares as of the Closing Date, or approximately $0.0536 per share, unless prohibited by applicable securities laws or stock exchange rule).
1.7References.  All references to the Agreement (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) shall refer to the Agreement as amended by this Amendment.  Notwithstanding the foregoing, references to the date of the Agreement (as amended hereby) and references in the Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to October 20, 2016.
1.8Counterparts.  This Amendment may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same Amendment.  Such counterparts may be delivered by facsimile or electronic transmission and the receiving party is entitled to rely on the same to the same extent as if it had been an executed original.
1.9Entire Agreement.  The provisions of Article 11 of the Agreement shall apply to this Amendment mutatis mutandis, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized representatives of the Parties as of the date first above written.

RARE ELEMENT RESOURCES, INC.

By: /s/ Randall J. Scott
Name: Randall J. Scott
Title: President and Chief Executive Officer

WHITELAW CREEK LLC

By: /s/ Sheri Stinson
Name: Sheri Stinson
Title: Manager